Exhibit 99.1

                                  PRESS RELEASE

Investor Contact:                           Media Contact:
Gary C. Wetzel                              Michael H. Ford
Senior Vice President &                     Vice President of Sales & Marketing
 Chief Financial Officer                    Von Hoffmann Corporation
Von Hoffmann Corporation                    (314) 835-3373
(314) 835-3317


For Immediate Release

VON HOFFMANN CORPORATION ANNOUNCES FOURTH QUARTER AND FULL YEAR EARNINGS PERFORMANCE

ST. LOUIS, MISSOURI, FEBRUARY 19, 2004 - VON HOFFMANN CORPORATION, a leading North American educational and commercial printer, today announced results for its fourth quarter and full year ended December 31, 2003. On October 22, 2003, Von Hoffmann Corporation consummated the acquisition of The Lehigh Press, Inc., a provider of educational book components, digital premedia and direct marketing services. The consolidated 2003 financial results of Von Hoffmann Corporation include the operating results of Lehigh Press from the date of its acquisition.

Net sales for the fourth quarter of 2003 were $71.8 million, including $6.7 million contributed by Lehigh Press's educational book components and digital premedia services businesses. Fourth quarter sales decreased 6.4% from $76.7 million in the prior year's quarter. Net loss for the fourth quarter of 2003 was $4.4 million compared to a net loss of $2.0 million for the fourth quarter of 2002. Adjusted earnings before income taxes, depreciation and amortization (adjusted EBITDA) were $9.1 million for the fourth quarter of 2003, including $1.7 million for Lehigh Press, compared to $12.7 million for the fourth quarter of 2002.

The Company's four-color elementary and high school (ELHI) market continued to be stable during the fourth quarter. The reduction in the fourth quarter's net sales reflects a decline in the higher education segment of our educational business. The Company also experienced reduced activity in the one and two-color market segments, both educational and non-educational. The reduction in adjusted EBITDA in the current quarter was principally driven by lower net sales.

Net sales for 2003 were $377.1 million including $6.7 million contributed by Lehigh Press's educational book components and digital premedia services businesses. Net sales decreased by 0.6% from prior year's net sales of $379.4 million. Net loss in 2003 was $2.3 million compared to a net loss of $5.3 million in 2002. Adjusted EBITDA was $64.4 million for 2003 compared to $63.9 million in 2002.

Net sales performance for 2003 was driven by increased sales in the Company's targeted growth markets, one and two-color educational, testing and four-color non-educational, where sales grew 24%, 4% and 155%, respectively. Sales to the Company's core four-color ELHI market improved by 2% over prior year. The increase in net sales within these markets was offset by a decrease in sales from the one and two-color non-educational market. Adjusted EBITDA for 2003 includes $1.7 million for Lehigh Press. Excluding the Lehigh Press results, the reduced adjusted EBTIDA performance in the fourth quarter of 2003 adversely impacted the full year 2003 results. Positive gains generated through operating conversion and cost initiatives for the first nine months of 2003 were more than offset by our fourth quarter performance.

Robert Mathews, President and Chief Executive Officer, noted, "The fourth quarter reflects the short-term challenges facing the educational publishers and corresponding printing industry. In addition, the Company continues to be challenged by a soft economy in the non-educational printing industry. The Company's fourth quarter operating performance reflects the impact of this reduced activity within a historically slow period. However, our targeted market strategy within our core educational product space and the four-color non-educational segments continue to confirm our sales direction."

Von Hoffmann Corporation is a leading North American manufacturer of printed products for the educational and commercial markets. For over 100 years, the Von Hoffmann name has been synonymous with outstanding quality in printing and print related services. With approximately 2,375 employees and twelve facilities throughout the United States, Von Hoffmann is committed to offering its core customers a full range of products and service from design and prepress through manufacturing and distribution and fulfillment. Von Hoffmann is headquartered in St. Louis, Missouri. For more information, visit www.vonhoffmann.com.

Certain statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect current expectations concerning future events and results. The Company generally uses the words "believes," "expects," "intends," "plans," "anticipates," "likely," "will" and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company's expectations, involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company's control, which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Examples of forward-looking statements include statements we make regarding future prospects of growth in the educational textbook market, the level of future activity of the public school textbook adoption process, demographic and other trends in the instructional materials market, our ability to maintain or increase our market share and our future capital expenditure levels. In evaluating such statements as well as the future prospects of the Company, refer to the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission for a complete description of such factors.



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
FINANCIAL STATEMENT HIGHLIGHTS (000'S)

                                                         Three Months Ended                                Year Ended
                                                            December 31,                                  December 31,
            Statement of Operations                  2003                  2002                    2003                 2002
                                                ---------------       ---------------         ---------------      ---------------
Net sales                                              $71,762               $76,691                $377,056             $379,437
Cost of products and services                           63,038                64,136                 313,189              321,331
                                                ---------------       ---------------         ---------------      ---------------
Gross profit                                             8,724                12,555                  63,867               58,106
Gross profit percentage                                  12.2%                 16.4%                   16.9%                15.3%

Operating expenses                                       8,929                 6,370                  26,394               28,630
                                                ---------------       ---------------         ---------------      ---------------
(Loss) income from operations                            (205)                 6,185                  37,473               29,476

Interest income                                             67                    46                     167                  270
Gain (loss) on disposal of depreciable assets            (153)                   183                   (445)                2,771
Gain on debt extinguishment                                  -                     -                       -                  280
Interest expense - subsidiary                         (10,319)               (8,870)                (36,785)             (33,557)
Interest expense - subord. debentures                  (1,437)               (1,269)                 (5,488)              (5,529)
                                                ---------------       ---------------         ---------------      ---------------
Loss before income taxes & discontinued oper.         (12,047)               (3,725)                 (5,078)              (6,289)
Tax benefit                                            (6,255)               (1,705)                 (1,399)                (993)
                                                ---------------       ---------------         ---------------      ---------------
Loss before discontinued oper.                        ( 5,792)               (2,020)                 (3,679)             ( 5,296)

Discontinued operations, net of taxes (Note D)           1,351                     -                   1,351                    -
                                                ---------------       ---------------         ---------------      ---------------

Net loss                                              $(4,441)              $(2,020)                $(2,328)             $(5,296)
                                                ===============       ===============         ===============      ===============


                                                         Three Months Ended                                Year Ended
                                                            December 31,                                  December 31,
             EBITDA Reconciliation                   2003                  2002                     2003                2002
                                                ---------------       ---------------         ------------------   ---------------

Net loss                                              $(4,441)              $(2,020)                   $(2,328)          $(5,296)


Income tax benefit (Note E)                            (5,392)               (1,705)                      (536)             (993)
Interest income                                           (67)                  (46)                      (167)             (270)
Interest expense - subsidiary                           10,319                 8,870                     36,785            33,557
Interest expense - subord. debentures                    1,437                 1,269                      5,488             5,529
Depreciation and amortization                            6,259                 5,689                     23,289            29,484
                                                ---------------       ---------------         ------------------   ---------------

EBITDA (Note A)                                          8,115                12,057                     62,531            62,011

Adjustments to EBITDA:

Special consulting expenses (Note B)                     1,321                   222                      1,902             2,453
Gain on debt extinguishment                                  -                     -                          -             (280)
(Gain) loss on disposal of depreciable assets              153                 (183)                        445           (2,771)
LIFO, pre-tax adjustments                                (448)                 (102)                      (448)             (102)
Severance costs (Note C)                                     -                   676                          -             2,597
                                                ---------------       ---------------         ------------------   ---------------

Adjusted EBITDA (Note A)                                $9,141               $12,670                    $64,430           $63,908
                                                ===============       ===============         ==================   ===============

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
Note A: EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is not a measure of performance under accounting principles generally accepted in the United States. EBITDA should not be considered a substitute for cash flow from operations, net earnings or other measures of performance as defined by accounting principles generally accepted in the United States or as a measure of our profitability or liquidity. EBITDA does not give effect to the cash we must use to service our debt, if any, or pay our income taxes and thus does not reflect the funds actually available for capital expenditures or other discretionary uses. We have adjusted EBITDA for items considered to be either non-operating, non-cash, one-time and/or discretionary in nature. Our presentation of EBITDA may not be comparable to other similarly titled captions of other companies due to differences in the method of calculation. We present adjusted EBITDA as we believe it is useful, along with GAAP measures, to permit investors to compare our operating performance to other companies in our industry. Adjusted EBITDA is also included herein to provide additional information with respect to our ability to meet our consolidated debt service, capital expenditure and working capital requirements.

Note B: Special consulting expenses relate to fees paid under the financial services agreement with Credit Suisse First Boston LLC, an affiliate of our principal stockholders, and costs incurred for consulting services used in assisting in the acquisition integration process.

Note C: Severance costs represent the costs of salaries and benefits associated with severance agreements. The costs are primarily related to Robert Uhlenhop, former president and chief executive officer, and Peter Mitchell, former chief financial officer.

Note D: Discontinued operations represent the operating results, net of taxes ($863), of the Lehigh Direct division of The Lehigh Press, Inc., which provides direct marketing printing services. Currently, the division is being classified as an asset held for sale. Accordingly, the results of the division are shown as a discontinued operation, with no depreciation being recorded.

Note E: Income tax benefit for the three months and year ended December 31, 2003 includes a tax provision for operating results classified as a discontinued operation as described in Note D.










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